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                                                                   EXHIBIT 10.34


                                MASTER AGREEMENT


         This is an agreement ("Master Agreement") made this 6th day of March, 1997, but as of and effective as of December 30, 1996 among Katz Communications, Inc. ("Katz"), a Delaware corporation with offices at 125 West 55th Street, New York, New York 10019, Capstar Broadcasting Partners, Inc., a Delaware corporation with offices at Suite 1400, 600 Congress Avenue, Austin, Texas 78701 ("Capstar") and Gulfstar Communications, Inc., a Delaware corporation with offices at Suite 1410, 600 Congress Avenue, Austin, Texas 78701 ("Gulfstar" and, collectively with Capstar and all of their directly or indirectly owned Subsidiaries, now existing or hereafter formed, "Capstar Group").

         The parties desire to provide for the long term representation, by various members of the Katz Radio Group (individually, a "KRG Firm" and collectively, the "KRG Firms"), of radio stations now owned by the members of the Capstar Group, for which they now sell advertising under a local marketing agreement, time brokerage agreement, joint sales agreement, or similar arrangement ("LMA" and sometimes referred to as radio stations that are "Operated" or stations which an entity is "Operating"), which are acquired by a member of the Capstar Group hereafter or which are Operated by a member of the Capstar Group hereafter pursuant to a LMA.

         The radio stations currently owned by Capstar or Operated by Capstar (individually, a "Capstar Station" and collectively, the "Capstar Stations") are listed on Schedule A and Schedule B hereto. Schedules A and B also list the name of the owner or entity Operating each Capstar Station, the name of the KRG Firm or other company currently representing each Capstar Station with respect to national broadcast advertising, if known the name of the KRG Firm to represent each Capstar Station pursuant to a New Agreement (hereinafter defined) and the excluded territory to be set forth in the New Agreement for each such Capstar Station. The stations listed on Schedule A are owned or Operated through Commodore Media, Inc. ("Commodore"), a wholly owned Subsidiary of Capstar, and the stations listed on Schedule B are owned or Operated through Osborn Communications Corporation ("Osborn"), a wholly owned Subsidiary of Capstar.

         The radio stations currently owned by Gulfstar or Operated by Gulfstar (individually a "Gulfstar Station," and collectively the "Gulfstar Stations") are listed on Schedule C hereto. Schedule C also lists the name of the current owner or entity Operating each Gulfstar Station, the name of each owner of or entity Operating each Gulfstar Station, the name of the KRG Firm or other company currently representing each Gulfstar Station with respect to National Broadcast Advertising, if known the name of the KRG Firm to represent each Gulfstar Station pursuant to a New Agreement (hereinafter defined) and the excluded territory to be set forth in the New Agreement for each such Gulfstar Station.

         Capstar or Gulfstar is a party to certain other agreements to purchase the radio stations listed on Schedule D hereto (individually, an "Other Station" and collectively, the "Other

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Stations"). Schedule D lists the name of the owner of or entity Operating each
Other Station after acquisition by Capstar or Gulfstar, the name of the company now representing such Other Station with respect to National Broadcast Advertising, if known the name of the KRG Firm which will represent such Other Station after its acquisition by Capstar or Gulfstar and the excluded territory to be set forth in the New Agreement for the representation of each such Other Station.

         Each of Schedule A, B, C and D also indicates those Stations which will be Operated by Capstar or Gulfstar pursuant to a LMA.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties, intending to be legally bound, agree as follows:

1. Certain Definitions. As used in the Master Agreement, the following terms shall have the following meanings:

                  1.1 "Additional Station" shall mean any radio station, other than those listed on Schedules A, B, C and D acquired by any member of the Capstar Group after December 30, 1996 and any radio station, other than those listed on Schedules A, B, C and D, for which a member of the Capstar Group commences to sell advertising pursuant to a LMA after December 30, 1996. The term "Additional Stations" shall mean more than one or all of the Additional Stations, as the context requires.

                  1.2 "Gross Billings" for any period shall mean the gross billings of a Station arising from National Broadcast Advertising broadcast in such period notwithstanding the fact that (a) the advertiser or advertising agency may be billed for such National Broadcast Advertising after the conclusion of such period or (b) during such period the Station was not owned or Operated by a member of the Capstar Group.

                  1.3 "Month" shall mean a standard broadcast month. The word "month" shall mean a calendar month.

                  1.4 "National Broadcast Advertising" shall have the meaning given to it in Schedule E attached hereto.

                  1.5 "New Agreement" shall mean an agreement between a KRG Firm or Katz and a member of the Capstar Group for the representation of a Station substantially in the form of Schedule E annexed hereto with blanks appropriately completed or an agreement between a member of the Capstar Group and a KRG Firm or Katz for the representation of a Station Operated by a member of the Capstar Group pursuant to a LMA substantially in the form of Schedule F annexed hereto with blanks appropriately completed.


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                  1.6 "Station" shall mean any Capstar Station, Other Station,
Additional Station or Gulfstar Station. The term "Stations" shall mean more than one or all of the Capstar Stations, Other Stations, Additional Stations and Gulfstar Stations as the context requires.

                  1.7 "Station Net Billing" shall have the meaning given to it in Schedule E annexed hereto.

                  1.8 "Subsidiary" shall mean, when used with respect to any member of the Capstar Group, any person or entity directly or indirectly controlled by any member of the Capstar Group. Control of a person or entity, including Katz, shall mean either (i) the power, direct or indirect, to direct or cause the direction of the management and policies of the person or entity, whether through the ownership of voting securities, by contract or otherwise, or (ii) the direct or indirect ownership of more than 50% of the outstanding voting securities in such person or entity.

                  1.9 "Total Gross Billings" shall mean the Gross Billings of all of the Stations represented (at the time Total Gross Billings are being determined) by KRG Firms or Katz pursuant to New Agreements for National Broadcast Advertising broadcast by the Stations during the immediately preceding twelve Months notwithstanding the fact that a New Agreement may not have been in effect for such entire preceding twelve-Month period.

                  1.10 "Year" shall mean a standard broadcast year. The word "year" shall mean a calendar year.

         2.       New Agreements.

                  2.1 Capstar Stations. (a) On or before February 28, 1997, but having an effective date of December 30, 1996, Capstar and the KRG Firm designated in Schedules A and B or pursuant to Article 18 of this Master Agreement as the KRG Firm to represent such Capstar Station pursuant to a New Agreement shall enter into a New Agreement for the representation of each Capstar Station represented by a KRG Firm in the sale of National Broadcast Advertising on the effective date of this Master Agreement.

                  (b) On or before February 28, 1997, but having an effective date of the earlier of (i) February 28, 1997 or (ii) the date a KRG Firm actually begins representation of such Capstar Station, Capstar and the KRG Firm designated in Schedules A and B or pursuant to Article 18 of this Master Agreement as the KRG Firm to represent such Capstar Station pursuant to a New Agreement shall enter into a New Agreement for the representation of each Capstar Station which is not represented by a KRG Firm in the sale of National Broadcast Advertising on the effective date of this Master Agreement.


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                  2.2 Gulfstar Stations. (a) On or before February 28, 1997, but having an effective date of December 30, 1996, Gulfstar and the KRG Firm designated in Schedule C or pursuant to Article 18 of this Master Agreement as the KRG Firm to represent such Gulfstar Station pursuant to a New Agreement shall enter into a New Agreement for the representation of each Gulfstar Station represented by a KRG Firm in the sale of National Broadcast Advertising on the effective date of this Master Agreement.

                  (b) On or before February 28, 1997, but having an effective date of the earlier of (i) February 28, 1997, or (ii) the date a KRG Firm actually begins to represent such Gulfstar Station, Gulfstar and the KRG Firm designated in Schedule C or pursuant to Article 18 of this Master Agreement as the KRG Firm to represent such Gulfstar Station shall enter into a New Agreement for the representation of each Gulfstar Station which is not represented by a KRG Firm in the sale of National Broadcast Advertising on the effective date of this Master Agreement.

                  2.3 Other Stations. No more than ten (10) days after a member of the Capstar Group acquires an Other Station, Capstar or the member of the Capstar Group owning or Operating such Other Station and the KRG Firm designated in Schedule D or pursuant to Article 18 of this Master Agreement as the KRG Firm to represent such Other Station shall enter into a New Agreement for the National Broadcast Advertising sales representation of such Other Station. The effective date of each such New Agreement shall be the earlier of ten (10) days after the acquisition or commencement of Operation of such Other Station or such earlier date as is mutually agreed upon by Katz and the member of the Capstar Group owning or Operating such Other Station for the applicable KRG Firm to commence representation of such Other Station.

                  2.4 Prior Agreements. Upon the execution and delivery of a New Agreement for the representation of a Capstar Station, Gulfstar Station or an Other Station now represented by a KRG Firm, the representation agreement now in effect for the representation of such Station shall terminate and neither party thereto shall have any liability whatsoever to the other party with respect thereto, other than the obligation of the member of the Capstar Group which is a party to each such terminated representation agreement, to pay the applicable KRG Firm commissions on National Broadcast Advertising broadcast prior to the effective date of the applicable New Agreement.

                  2.5 Additional Stations. Except as hereinafter expressly provided in section 3.2(d), each Additional Station shall be represented by a KRG Firm as provided in Article 4 of this Master Agreement. The effective date of each New Agreement for the representation of an Additional Station shall be
(a) if a KRG Firm is at the time of acquisition not representing such Additional Station, the earlier of ten (10) days after the date on which a member of the Capstar Group acquires the Additional Station or commences Operating the Additional Station pursuant to a LMA or such earlier date as is mutually agreed upon by Katz and the member of the Capstar Group owning or Operating such Other Station or (b) if a KRG Firm is at the time representing such Additional Station, the date on which the member of the Capstar Group owning or Operating such Other Station acquires or commences Operating such Additional Station.


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         3. The New Agreements. Each New Agreement for the representation of a
Station shall be substantially in the form of Schedule E for Stations which are owned by a member of the Capstar Group and Schedule F for Stations which are Operated by a member of the Capstar Group pursuant to a LMA.

                  3.1 Commission Rate. Notwithstanding the express provisions of the New Agreements, so long as a Station is owned by a member of the Capstar Group or Operated by a member of the Capstar Group pursuant to a LMA and the Station is represented by a KRG Firm pursuant to a New Agreement and this Master Agreement has not terminated, the commission rate shall be:

                  (a) In the Year 1997 or such part thereof as a Station is represented by a KRG Firm pursuant to a New Agreement, the commission rate shall be 12.5% until changed pursuant to paragraph (b) of this section:

                  (b) If at the end of any Month, Total Gross Billings:

                             (i) did not exceed $20,000,000, commencing on the first day of the Month following the end of the applicable twelve Month period, the commission rate for all of the Stations shall become 12.5%;

                            (ii) were more than $20,000,000 but did not exceed $30,000,000, commencing on the first day of the Month following the end of the applicable twelve Month period, the commission rate for all of the Stations shall become 11.5%;

                           (iii) were more than $30,000,000 but did not exceed $40,000,000, commencing on the first day of the Month following the end of the applicable twelve Month period, the commission rate for all of the Stations shall become 10.5%; and

                            (iv) were more than $40,000,000, commencing on the first day of the Month following the end of the applicable twelve Month period, the commission rate for all of the Stations shall become 10%.

                  Total Gross Billings of the Stations shall be calculated at the end of each Month and the change in commission rate, upward or downward, shall be made effective as of the first day of the Month following the end of a twelve Month measuring period. Gross Billings of a Station which is not owned or Operated by a member of the Capstar Group at the end of a Month shall not be counted in the calculation of Total Gross Billings.

                  3.2      Excluded Accounts; Excluded Territory.


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                  (a) The territory in a New Agreement in which a KRG Firm
shall be excluded from the representation of a Capstar Station, Gulfstar Station or Other Station shall be the excluded territory described in the applicable Schedule to this Master Agreement. If no excluded territory is described in the applicable Schedule, the excluded territory shall be the excluded territory contained in the agreement in effect for the representation of such Capstar Station, Gulfstar Station, or Other Station on the day before the effective date of this Master Agreement; provided however, that the Capstar Station, Gulfstar Station or Other Station, at its option, may select as the excluded territory for such Station (i) a 50-mile radius from the studio of such Station, (ii) if the KRG Firm has no office in the state in which such Station is located, the state in which such Station is located, or (iii) if there are other Stations represented by a KRG Firm in the market in which such Capstar Station, Gulfstar Station or Other Station is located, the excluded territory in the agreement for the representation of any other Station in the market in which the Capstar Station, Gulfstar Station or Other Station is located. The territory in a New Agreement in which a KRG Firm shall be excluded from the representation of an Additional Station shall be the excluded territory contained in the agreement in effect for the representation of such Station on the day before the effective date of the New Agreement for representation of such Additional Station, whether such prior agreement was with a KRG Firm or another company; provided, however, that the Additional Station, at its option, may select as the excluded territory (i) a 50-mile radius from the studio of the Additional Station, (ii) if the KRG Firm has no office in the state in which the Additional Station is located, the state in which the Additional Station is located or (iii) if there are other Stations represented by a KRG Firm in the market in which such Additional Station is located, the excluded territory in the agreement for the representation of any other Station in the market in which such Additional Station is located.

                  (b) Subject to subparagraph (c) below and subparagraph (iv) of the definition of National Broadcast Advertising to be contained in each New Agreement, excluded accounts for each Capstar Station, Gulfstar Station and Other Station represented by a national sales representative whether or not such representative is a KRG Firm shall be those in effect on the day before the Effective Date of the Master Agreement unless otherwise set forth in Schedule G to this Master Agreement. Subject to subparagraph (d) below and subparagraph (iv) of the definition of National Broadcast Advertising to be contained in each New Agreement, excluded accounts for each Additional Station shall be as set forth in the agreement for the representation of such Station, whether with a KRG Firm or another, in effect the day before the effective date of the applicable New Agreement.

                  (c) Notwithstanding the foregoing, the parties will have the right at the commencement of representation to negotiate changes in the excluded accounts with respect to the New Agreement for any Capstar Station, Gulfstar Station or Other Station for which no excluded accounts are described in the applicable Schedule to this Master Agreement. If they are unable to agree, then the excluded accounts shall remain as they were prior to the effective date of this Master Agreement.

                  (d) Notwithstanding the foregoing or any other provisions of this master agreement, the parties will have the right at the commencement of representation to negotiate


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changes to excluded accounts with respect to a New Agreement for an Additional
Station. If they are unable to agree, then Capstar or Gulfstar, as applicable, shall have the option to allow the excluded accounts to remain as they were prior to the acquisition or commencement of Operation of such Additional Station by a member of the Capstar Group, to grant representation of the Additional Station to another station representative or self represent such Additional Station without breach or violation of any of the provisions of this Master Agreement, including Article 4 hereof.

         4.       Additional Stations.

                  4.1 Representation. No less than thirty (30) days before a member of the Capstar Group acquires an Additional Station or commences Operating an Additional Station pursuant to a LMA, it will notify Katz of such prospective event. If the Additional Station is represented by a KRG Firm, such KRG Firm shall continue to represent the Additional Station pursuant to a New Agreement. Any Additional Station which is not represented by a KRG Firm at the time of its acquisition by Capstar or Gulfstar, or the date Capstar or Gulfstar commences to Operate the Additional Station, shall be represented pursuant to a New Agreement by a KRG Firm selected by Katz with the consent of Capstar or Gulfstar, which consent will not be unreasonably withheld. If the applicable parties are unable to agree upon a KRG Firm reasonably acceptable to both of them, Sentry Radio Sales shall be the KRG Firm to represent such Additional Station. Except as expressly provided in this Master Agreement, all provisions of each New Agreement for the representation of each Additional Station, including, but not limited to, commission rate, buyout and termination provisions, shall be the same as those contained in the New Agreements for the representation of the Capstar Stations or Gulfstar Stations, as applicable. All applicable terms and provisions of this Master Agreement shall be applicable to the representation of such Additional Stations so long as they are owned or Operated by a member of the Capstar Group and this Master Agreement is in effect.

                  4.2 Termination of Certain KRG Contracts. (a) If as a result of the operation of Section 4.1 of this Master Agreement, a representation agreement with a KRG Firm providing for a higher commission rate than 10% is to be terminated, Capstar (or the applicable member of the Capstar Group) shall, with respect to such Additional Station, at its option (i) accept an assignment of such representation agreement, assume such representation agreement and perform it in accordance with its terms; (ii) enter a New Agreement for the representation of such Additional Station and simultaneously pay the KRG Firm representing such Additional Station the amount, if any, by which the amount Katz would have received in a buyout, if representation of such Additional Station were being transferred to another station representative, exceeds the commissions Katz is projected to receive between the Effective Date of the New Agreement and December 30, 2005 (based upon the average monthly Station Net Billing of the Additional Station for the 12 full months prior to the termination of the Katz representation agreement and the commission rate the Capstar Group will be paying pursuant to this Master Agreement, after giving effect to such acquisition), or (iii) enter a New Agreement for the representation of such


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Additional Station and Capstar and Gulfstar shall extend all of the New
Agreements as provided in Section 4.3 below.

                  (b) Effect of Certain Buyouts. If pursuant to Section 4.1 and
Article 6, Katz is required to buy-out a representation agreement providing for the payment of a commission rate greater than 10% or for a term which extends beyond December 30, 2005, then the applicable member of the Capstar Group shall enter a New Agreement for the representation of such Additional Station and simultaneously (i) reimburse Katz for the amount by which the total buy-out Katz is required to pay to the other station representative in fulfillment of its obligations under Article 6 below exceeds the commissions which Katz is projected to receive between the effective date of such New Agreement and December 30, 2005 (based upon the average monthly Station Net Billing for the twelve months preceding its acquisition at the commission rate the Capstar Group will be paying pursuant to this Master Agreement, after giving effect to such acquisition), or (ii) all members of the Capstar Group shall extend all the New Agreements as provided in Section 4.3 below.

                  4.3 Extension of New Agreements. If pursuant to Section 4.2, an election is made to extend all of the New Agreements, each New Agreement which has not been terminated, assigned or transferred by one or more members of the Capstar Group (the "Non-Terminated Agreements") shall be extended by a number of months (or a fraction thereof) equal to the Anniversary Extension (as hereafter defined). The Anniversary Extension shall be that number of months (or a fraction thereof) determined by dividing (a) either the aggregate amount that would have been payable to Katz pursuant to the terminated agreement with Katz less the amount projected to be payable to Katz under the New Agreement, or the aggregate amount that Katz paid to the prior or terminated national sales representative less the amount projected to be payable to Katz under the New Agreement prior to December 30, 2005 (in either case based upon the Additional Station's average monthly Station Net Billing for the twelve months preceding its acquisition at the commission rate the Capstar Group will be paying pursuant to this Master Agreement, after giving effect to such acquisition) by (b) the Remaining Monthly Commissions. "Remaining Monthly Commissions" shall mean (i) the Station Net Billing of the Stations subject to Non-Terminated Agreements for the twelve (12) broadcast months immediately preceding the effective date of the event giving rise to the rights provided in this Section 4.3, multiplied by the commission rate then in effect pursuant to
Section 3.1 hereof, divided by (ii) twelve (12). Each extension to a New Agreement pursuant to this section will be evidenced by an amendment to such New Agreement.

         5.       Additional Enhancements.

                  5.1 Unwired Network. Whenever a Station participates in an unwired network buy, the Station shall be paid by Katz for such broadcast advertising time, net of agency commissions, within ninety (90) days after the close of the Month in which such schedule is broadcast. If the billing is not paid within one hundred fifty (150) days after the close of the


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Month in which such schedule is broadcast, the owner or entity Operating such
Station shall repay the KRG Firm representing such Station the amount paid for such billing. If the amount is subsequently collected by the Station, the KRG Firm representing such Station shall be paid its commission on the amount collected, or if the amount is subsequently collected by the KRG Firm, the KRG Firm will pay the Station the amount collected less its commission.

                  5.2      Consideration.

                  (a) As initial consideration for Capstar and Gulfstar executing and delivering this Master Agreement, agreeing to appoint KRG Firms as sole national representative of all of the Stations and performing hereunder, Katz shall pay Capstar and Gulfstar a total of $300,000. Such consideration shall be paid thirty days after all of the New Agreements for the representation of all of the Capstar Stations and Gulfstar Stations are executed and delivered by Capstar and Gulfstar, to be divided and allocated between Capstar and Gulfstar in such amount as they mutually direct Katz.

                  (b) As additional consideration for Capstar and Gulfstar executing and delivering this Master Agreement, agreeing to appoint KRG Firms as sole national representative of the Other Stations and Additional Stations and performing hereunder:

                             (i) If at the end of any Month the Total Gross Billings of the Stations achieve an "Additional Consideration Level" as defined below, Katz shall pay Capstar and Gulfstar an aggregate of $150,000 with respect to each Additional Consideration Level achieved, payable 60 days after the close of such Month and to be divided between Capstar and Gulfstar as they mutually direct Katz.

                            (ii) For purposes of this paragraph (b), an "Additional Consideration Level" is Total Gross Billings of $15,000,000 and each additional $5,000,000 increment of Total Gross Billings. For example, if Total Gross Billings at the end of the Month of January 1997 are $15,500,000, then an Additional Consideration Level shall have been achieved and $150,000 would be due and payable by Katz. If, thereafter, Total Gross Billings at the end of the Month of February 1997 are $26,000,000, an
                                    additional two Additional Consideration
                                    Levels shall have been achieved and
                                    $300,000 (in addition to the $150,000
                                    already due and payable) would be due and payable by Katz as and when provided in subparagraph (b)(i) above. If, however, Total Gross Billings at the end of the Month of February 1997 instead are $14,500,000 and Total Gross Billings at the end of the Month of March 1997 instead are $15,500,000, no Additional Consideration Level shall have been attained at the end of the Month of March 1997, and the next Additional Consideration Level will be achieved at the end of the Month in


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                                    which Total Gross Billings exceed
                                    $20,000,000. No additional consideration shall be paid a second time until the next higher Additional Consideration Level is attained and additional consideration is to be paid only once when a particular Additional Consideration Level is achieved.

                           (iii)    Notwithstanding the provisions of
                                    subparagraphs (b)(i) and (b)(ii) above, at the end of the Month that Total Gross Billings of the Stations equal or exceed $50,000,000, Katz shall pay a one time amount of additional consideration of $500,000 in addition to the $150,000 additional consideration payment that will remain payable pursuant to subparagraphs
                                    (b)(i) and (b)(ii) above. Such amount shall be paid to Capstar and Gulfstar in such proportion and amount as Capstar and Gulfstar mutually direct.

                            (iv) As additional consideration for Capstar executing and delivering this Master Agreement and appointing KRG Firms as sole national sales representative for the Stations listed on Schedule G hereto (the "Suburban Stations"), Katz shall pay Capstar $160,000 in four equal consecutive quarterly installments of $40,000 each, payable on the last day of each calendar quarter commencing March 31, 1997. If in the Year 1997 the Total Gross Billings of the Suburban Stations do not exceed $2,500,000, an additional amount of $80,000 shall be paid to Capstar in the Year 1998 in four equal consecutive quarterly installments of $20,000 each, payable on the last day of each calendar quarter in 1998.

                  5.3 Market Exclusivity. A KRG Firm representing a Station will not represent another radio station in the same market as such Station (unless owned or Operated by a member of the Capstar Group) without the prior written consent of the member of the Capstar Group which owns or Operates such Station. Notwithstanding the foregoing, (a) Katz may transfer representation of a Station from one KRG Firm to another KRG Firm with the prior written consent of the member of the Capstar Group which owns or Operates such Station, which consent shall not be unreasonably withheld or delayed and (b) a KRG Firm (other than Sentry Radio Sales unless it is so permitted pursuant to the following sentence) which does not represent a Station in a particular market may represent a radio station in such market even though another KRG Firm is representing a Station in the same market. Without limiting the provisions of the first sentence of this Section 5.3, if Capstar or Gulfstar do not own or Operate a Station in markets 75-250 (ranked by Metropolitan Statistical Area), then Sentry Radio Sales (and its successors) will not represent another radio station in any such market without Capstar's and Gulfstar's prior written consent.

                  5.4 Buyouts. If in any Year, Capstar or Gulfstar shall sell to a person or entity that is not a Subsidiary of Capstar or Gulfstar the license of a Station or Stations representing


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10% or less of Total Gross Billings in the prior Year: (a) if such sale occurs in Years 1997, 1998 or 1999, the date contained in paragraphs 5(c) and 5(d) of the New Agreements for the representation of such transferred Station or Stations shall be amended prior to the sale of such Station or Stations to the date which is four years after the date of this Master Agreement; (b) if such sale occurs in Year 2000, 2001 or 2002, the date contained in paragraphs 5(c) and 5(d) of the New Agreements for the representation of such transferred Station or Stations shall be amended to a date which is six years after the date of this Master Agreement; and (c) if such sale occurs thereafter, the dates contained in paragraphs 5(c) and 5(d) of the New Agreements for the representation of such Station or Stations shall be amended to a date which is eight years after the date of this Master Agreement.

                  Capstar or Gulfstar, as applicable, and the KRG Firm representing the Station being sold or transferred shall amend the New Agreement to carry out the intent and purpose of this Section 5.4 on the date the sale is consummated.

                  5.5 Rate Protection. If after the date hereof a KRG Firm or Katz shall enter into an agreement with the owner of a third-party group of radio stations other than ABC/Disney, for the representation of all of the radio stations in the third-party group, at the time such agreement is entered into the total gross billings (calculated in a manner consistent with the calculation of Total Gross Billings) of the third-party group is not greater than the Total Gross Billings of the Stations and the commission rate to be paid by such third-party group of stations is less than 10%, Katz shall reduce the commission rate under all New Agreements to the rate being offered to such third-party group, such reduction to take effect as of the date that the third party agreement becomes effective. For purposes of this Section 5.5, any noncash benefits, enhancements, credits, payments of the type granted to Capstar pursuant to Article 5 hereof or signing bonuses shall not be deemed to reduce the commission rate paid by the third-party group.

                  5.6 Certain Termination Rights. In the event Katz breaches
Section 5.3, paragraph (e) of Section 5.7 or Article 16 below, the sole remedy of the Capstar Group shall be to terminate this Master Agreement and such of the New Agreements as Capstar or Gulfstar elect to terminate. Each of Capstar and Gulfstar may make separate elections under this Section 5.6. Each New Agreement may be terminated only by a written notice of termination which shall specify the date on which such New Agreement terminates. If a member of the Capstar Group makes such election, such member of the Capstar Group shall pay to the KRG Firm representing its Station or Stations all commissions pursuant to paragraph 4(b) of each terminated New Agreement. Notwithstanding any provisions of this Master Agreement or the New Agreements to the contrary, such member of the Capstar Group shall have no obligation to pay the Termination Obligations under any New Agreement so terminated.

                  5.7      Termination, Breach.

                  (a) If any member of the Capstar Group, Katz or any KRG Firm has failed or refused to pay a monetary obligation claimed as due and owing by the other party and there is a genuine dispute as to the amount due and if the undisputed portion, if any, has been paid when due, then the sole remedy of the party claiming the amount due shall be to commence legal action for the amount claimed to be due it.

                  (b) Except as provided in Section 5.6 and paragraph (a) of this Section 5.7, if any member of the Capstar Group is in material breach of this Master Agreement or any of the New Agreements, thirty (30) days after notice of such material breach is given to such member of the Capstar Group by Katz, unless such material breach is cured in such thirty (30) day period, Katz at its option may in addition to all other remedies available to it at law, as to Capstar, Gulfstar or both, as applicable, terminate this Master Agreement and any or all of the New Agreements, provided however that if there is no material breach under this Master Agreement and Stations representing less than 10% of Total Gross Billings of the entity (Capstar or Gulfstar) owning such Stations are in material breach under the New Agreements, Katz shall have all rights and remedies available to it at law (including the right to terminate the agreements in material breach), but may not terminate this Master Agreement.

                  (c) Except as provided in Section 5.6 and paragraphs (a) and
(f) of this Section 5.7, if Katz is in material breach under this Master Agreement or any New Agreement, thirty (30) days after notice of such material breach is given to Katz by Capstar or Gulfstar, unless such material breach is cured in such thirty-day period, Capstar or Gulfstar, each at its option, may, in addition to all other remedies available to it at law, terminate this Master Agreement and one or more of the New Agreements, provided, however, in the event of such termination, the applicable member of the Capstar Group terminating a New Agreement shall pay to the KRG Firm representing it all commissions pursuant to paragraph 4(b) of each terminated New Agreement. Notwithstanding the foregoing, if there is no material breach under this Master Agreement, but Katz is in material breach under New Agreements representing less than 10% of the Total Gross Billing of the entity (Capstar or Gulfstar) owning such stations, Capstar or Gulfstar, as applicable, shall have all rights and remedies available to them at law (including the right to terminate the New Agreements in material breach), but may not terminate this Master Agreement. Notwithstanding any provisions of this Master Agreement or the New Agreements to the contrary, no member of the Capstar Group shall have any obligation to pay the Termination Obligations under any New Agreement so terminated pursuant to this subparagraph 5.7(c).

                  (d) In any action brought by any party, the parties irrevocably waive the right to seek damages for loss of profits, consequential damages, punitive damages or, except as specifically permitted in paragraph (f) of this Section 5.7, injunctive relief.

                  (e) If control of Katz or substantially all of its assets is sold to a person or entity that owns or Operates radio stations in more than 10% of the markets in which all of the Stations are located, then Capstar or Gulfstar may terminate the Master Agreement and, at its option, one or more New Agreements. If control of Katz or a substantial portion of its assets is sold to a person or entity that owns or Operates radio stations in 10% or less of the markets in which all of the Stations are located, then if such person or entity does not dispose of a radio station in a market in which a Station is located within nine months after its transaction with Katz, Capstar or

Gulfstar (or both if both are affected) may terminate the New Agreement related to such Station. Any person or entity that purchases substantially all of Katz's assets shall be bound by all of the provisions of this Master Agreement. In connection with the termination of a New Agreement pursuant to this subparagraph 5.7(e), payments pursuant to paragraph 4(b) shall be paid to the KRG Firm with respect to such terminated New Agreement, but no Termination Obligations shall be payable under any such New Agreement so terminated.

                  (f) If either Capstar or Gulfstar give Katz a notice that Katz is in material breach of Section 5.5 of this Master Agreement, thirty (30) days after notice of such material breach is given to Katz, unless such material breach is cured in such thirty (30) day period, the entity claiming such breach, at its option, as its sole and exclusive remedy either may (i) specifically enforce section 5.5 and sue for monetary damages suffered prior to section 5.5 being specifically enforced; or (ii) simultaneously terminate the Master Agreement and all of the New Agreements and sue for monetary damages suffered prior to the date the Master Agreement and the New Agreements are terminated. Failure to commence and prosecute with diligence and continuity either of the two remedies contained in this paragraph (f) within thirty (30) days after the expiration of the cure period shall be an irrevocable waiver of the breach claimed in the notice.

         6.       Buyouts.

                  6.1 Katz Responsibility for Buyouts. Katz agrees to buyout or cause the termination of any contract with another station representative for the representation of a Capstar Station, Gulfstar Station, Other Station or Additional Station which is represented by a representative which is not a KRG Firm, which is either assumed by a member of the Capstar Group in connection with the acquisition of an Other Station or Additional Station or to which a member of the Capstar Group is a party on the date of execution of this Master Agreement. Katz shall pay the required buyout amount and all other costs and expenses related to such buyout or termination, including future commissions, if any. If any claim is asserted or an action is brought against one or more members of the Capstar Group, their respective officers, directors, employees or agents (who for all purposes of this Article 6 shall be considered members of the Capstar Group), seeking damages caused by or suffered as a result of (i) the termination of such representation firm's services, (ii) any breach of an agreement for the representation of such Other Station or Additional Station caused by or arising out of a member of the Capstar Group appointing a KRG Firm as the representative of such Other Station or Additional Station, or (iii) a KRG Firm acting as national representative of such Other Station or Additional Station, Katz will defend such action on behalf of the applicable member or members of the Capstar Group, at its own cost and expense, with counsel of Katz's choosing, which counsel shall be reasonably acceptable to each member of the Capstar Group which is the defendant and pay any and all costs, expenses, damages, judgments or liabilities awarded against or suffered by any member of the Capstar Group in such legal action. Capstar and Gulfstar will give Katz all reasonable cooperation or assistance necessary to defend such action.

                  6.2 Prompt Notice. Promptly after receipt by a member of the Capstar Group of a claim by a station representative or the commencement of any action with respect to which Katz is obligated to pay any amount claimed or any buyout liabilities pursuant to this Article 6, such members of the Capstar Group shall notify Katz reasonably promptly after receiving notice or valid service of process, in writing, of the claims or the commencement of the action, but in all events to the extent reasonably practicable within sufficient time for Katz to respond, answer and defend, without default or other prejudice, provided that the failure to notify Katz will not relieve it from any liability which it may have if such failure to notify or delay in notification shall not have actually prejudiced Katz's ability to defend against such claim or action. Katz shall not be liable to any member of the Capstar Group for any fees of its counsel so long as Katz has not violated or breached the provisions of this article.

                  6.3 Limitations. Katz shall have no liability under this
article if, in connection with the acquisition of a Station, the member of the Capstar Group acquiring such Station agrees to lengthen the term of a representation agreement for the representation of a Station, increase the commission rate or increase the amount of the buyout, but any provision in the agreement for an increase in commission rate, term or buyout upon sale of the Station shall not affect or limit Katz's obligations under this Article 6. After December 31, 1996, no member of the Capstar Group shall amend any representation agreement to which it is a party or which it has assumed unless the agreement is with a KRG Firm. Subject to Section 6.1, Katz shall have no liability for commissions which are owed to any prior representative by any member of the Capstar Group, whether currently or in arrears. No station representative and no assignor, seller or transferror of a Station to a member of the Capstar Group acquiring or commencing to Operate an Other Station or Additional Station shall be a third party beneficiary of this Master Agreement.

         7.       Confidentiality.

                  Katz, Capstar and Gulfstar each covenant to the others that it shall not disclose to any third party (other than its employees, directors, accountants and attorneys in their capacity as such, and the employees, directors, accountants and attorneys of any parent or controlling person or entity so long as they are bound by the terms of this covenant) any information regarding the existence or terms and provisions of this Master Agreement except
(a) to the extent necessary to comply with law or the valid order of a court of competent jurisdiction (or any regulatory or administrative tribunal), in which event the party so complying shall so notify the others as promptly as practicable (and, if possible, prior to making any disclosure) and shall seek confidential treatment of such information, if available, (b) as part of its normal reporting or review procedure to its auditors or its attorneys, as the case may be, so long as they are notified of the provisions of this covenant,
(c) in order to enforce its rights pursuant to this Master Agreement, (d) in connection with any filing with the SEC, the FCC, or any other governmental body, and (e) in a disclosure made in connection with any contemplated financing, merger, consolidation, sale of assets or sale of securities of or by Capstar, Gulfstar or Katz.

         8.       Assignment of New Agreements.

                  If Capstar or Gulfstar shall sell or otherwise transfer the license of a Station, the assignee or transferee of the Station or its station license shall have no rights or benefits under this Master Agreement, and the New Agreement with respect to such Station shall be the sole agreement between the KRG Firm and the then owner of the Station for the national advertising sales representation of such Station and such New Agreement shall nevertheless remain in full force and effect. A merger or consolidation or sale of substantially all of the assets of Capstar or Gulfstar shall not be considered a sale or assignment of a Station and, in each such case, this Master Agreement shall remain in full force and effect.

         9.       Term.

                  This Master Agreement shall terminate on the first to occur of (a) the date when no KRG Firm is representing any Station owned or Operated by a member of the Capstar Group pursuant to a New Agreement, (b) the first day of the Month when the Stations then represented by KRG Firms pursuant to New Agreements had Total Gross Billings in the immediately preceding twelve Months of less than $10,000,000, or (c) a termination of the Master Agreement as to both Capstar and Gulfstar pursuant to Section 5.6 or 5.7 of this Master Agreement or a termination of the Master Agreement by one of Capstar or Gulfstar and a termination of this Master Agreement by Katz pursuant to paragraph 9(b) of this Master Agreement. Termination of this Master Agreement shall not terminate any New Agreement, unless such New Agreement may be terminated and is terminated pursuant to an express provision of this Master Agreement.

         10.      Inconsistency.

                  If there is an inconsistency between this Master Agreement and a New Agreement, this Master Agreement shall govern.

         11.      New York Law.

                  This Master Agreement shall be construed, governed and enforced by and in accordance with New York law without giving effect to conflict of law principles.

         12.      Notices.

                  Any notice required or permitted to be given pursuant to this Master Agreement shall be in writing and shall be delivered personally, or sent by registered or certified mail, return receipt requested, postage prepaid or by reliable overnight courier such as Federal Express, fees prepaid for next business day delivery, in all cases to the addresses set forth on the first page of this Master Agreement or such other address as either party may specify in a notice given pursuant to this Article. A notice shall be deemed given when delivered personally, three (3) business days after mailing by certified or registered mail or one business day after delivery to the overnight courier.

         13.      Captions.

                  The captions contained in this Master Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Master Agreement.

         14.      Amendment, Execution.

                  This Master Agreement may not be amended except by a written instrument signed by all parties. This Master Agreement shall not be effective unless and until it is executed and delivered by Capstar and Gulfstar and thereafter accepted by Katz in New York, New York.

         15. Gulfstar. Upon the consummation of any business combination between Capstar and Gulfstar, Capstar shall be entitled to all payments hereunder otherwise payable to Gulfstar, all Gulfstar Stations shall be deemed to be Capstar Stations, all references to Gulfstar shall be deemed to be references to Capstar, Capstar shall assume all obligations and liabilities of Gulfstar hereunder and no separate rights or remedies of Gulfstar may thereafter be exercised.

         16. No Service Change. Katz agrees that it shall conduct its business and the business of each KRG Firm representing a Station in substantially the same manner as such business is now conducted so that there shall be no material change in the services performed by Katz and such KRG Firms in the representation of radio stations generally. Notwithstanding the foregoing, Katz
(a) shall make such changes in its and each such KRG Firm's services as are necessary or appropriate in order for Katz and such KRG Firm to furnish services which may hereafter be furnished by radio station representation firms generally to their radio station clients in the sale of national spot advertising and (b) shall make such changes and improvements and cause such KRG Firm to make such changes and improvements as are made in the industry generally.

                  The immediately preceding paragraph shall be deemed to be incorporated in and is hereby made a part of each New Agreement so long as this Master Agreement has not been terminated by Katz, the Station is owned or Operated by a member of the Capstar Group or the member of the Capstar Group owning or Operating such Station has not terminated this Master Agreement.

         17.      Revenue Guarantee.

                  17.1 Schedule B. With respect to the Stations listed on Schedule B which are represented by a KRG Firm for the entire six month period including the Months of March through August 1997, if the combined Station Net Billing of such Stations for such period, less commissions payable to the KRG Firms for Station Net Billing in such period, is less than the combined Station Net Billing for the same Stations during the same period in the Year 1996, less commissions payable to the prior representative for Station Net Billing in such period, then Katz agrees to pay Capstar the difference between the Station Net Billing, less commissions payable for Station Net Billing in the earlier six month period, and the Station Net Billing, less commissions payable to KRG Firms for the six month period ending August 1997. Such payment shall be made on September 30, 1997.

                  17.2 Huntsville. With respect to the first six full Months following the commencement of representation by a KRG Firm (the "Applicable Period") of all three Huntsville, Alabama stations listed on Schedule D (the "Huntsville Stations"), if the combined Station Net Billing for the Huntsville Stations during the same Months one year earlier ("Earlier Period") less commissions paid to their then national sales representative, is more than the combined Station Net Billing of the Huntsville Stations, less commissions to the KRG Firms, in the Applicable Period, then Katz agrees to pay Capstar the difference between the Station Net Billing, less commissions for Station Net Billing in the Earlier Period, and the Station Net Billing, less commissions payable to KRG Firms for the Applicable Period. Such payment shall be made thirty days after the close of the Applicable Period.


         18. Schedule Omissions. If there is no KRG Firm designated to represent a Station in Schedules A, B, C or D, then Sentry Radio Sales shall represent such Station unless Katz and Capstar or Katz and Gulfstar, as the case may be, shall mutually agree upon another KRG Firm to represent such Station.

                  IN WITNESS WHEREOF, Capstar and Gulfstar have executed this Master Agreement and Katz has accepted this Master Agreement in New York, as of the date first above written.


                                      CAPSTAR BROADCASTING PARTNERS, INC.


                                      By:
                                            ---------------------------------

                                      Title:
                                             --------------------------------


                                      GULFSTAR COMMUNICATIONS, INC.


                                      By:
                                            ---------------------------------

                                      Title:
                                             --------------------------------


                                      KATZ COMMUNICATIONS, INC.


                                      By:
                                            ---------------------------------

                                      Title:
                                             --------------------------------

                                CAPSTAR STATIONS


                                                                                   KRG Firm
                                                                                      to
Call Letters                                                                       Represent       Excluded
  & Market       Current Rep                Owner          Operator                Station        Territory
------------     -----------                -----          --------                -------        ---------




                                   Schedule A

                                OSBORN STATIONS


                                           Current         Owner or               KRG Firm
                                          Owner or         Operator                 to
Call Letters                              Operator          (LMA)                 Represent       Excluded
  & Market       Current Rep                (LMA)         After Merger             Station        Territory
------------     -----------                -----          --------                -------        ---------




                                  Schedule B

                               GULFSTAR STATIONS

                                           Current         Owner or               KRG Firm
                                          Owner or         Operator                 to
Call Letters                              Operator          (LMA)                 Represent       Excluded
  & Market       Current Rep                (LMA)         After Merger             Station        Territory
------------     -----------                -----          --------                -------        ---------




                                   Schedule C

                                 OTHER STATIONS


                                           Current         Owner or               KRG Firm
                                            Owner          Operator                 to
Call Letters                                 or             Upon                  Represent       Excluded
  & Market       Current Rep              Operator        Acquisition              Station        Territory
------------     -----------              --------        -----------              -------        ---------




                                   Schedule D

                           CERTAIN EXCLUDED ACCOUNTS

                                 Section 3.2(b)




                                   Schedule G